UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 30, 2007

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

101 East County Line Road, Suite 210, Hatboro, PA	19040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01            Change in Registrant’s Certifying Accountant

This 8-K/A is being filed by InfoLogix, Inc. to amend and restate the second and third paragraphs of the Company’s 8-K filed on April 5, 2007 to read as follows:

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2006, and 2005 and the subsequent interim period through March 30, 2007,  there were no (1) disagreements with Asher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of Asher, would have caused Asher to make reference in connection with their opinion to the subject matter of the disagreement or (2) reportable events, as that term is  defined in Item 304(a)(1)(v) of Regulation S-K.  Further, the audit reports of Asher on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company furnished a copy of the above disclosures to Asher and requested that Asher furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of that letter, dated April 11, 2007, is attached as Exhibit 16.

Except as set forth above, no other amendments to the Form 8-K filed on April 5, 2007 are affected by this amendment.

Item 9.01.         Financial Statements and Exhibits

The following exhibit is filed with this Current Report on Form 8-K.

EXHIBIT NO.	DESCRIPTION
16	Letter from Asher & Company, Ltd. to the Securities and Exchange Commission dated as of April 11, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: April 11, 2007	By:	/s/ John A. Roberts
		Name:	John A. Roberts
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
16	Letter from Asher & Company to the Securities and Exchange Commission dated as of April 11, 2007